                                                                      Exhibit 16





                             RACHLIN COHEN & HOLTZ
                         Certified Public Accountants
             Tenth Floor-One Southeast Third Avenue-Miami-FL 33131



Securities and Exchange Commission
Washington, DC 20549


Gentlemen:

We have read Item 4 of the Amendment to Current Report on Form 8-K/A of American Diversified Group, Inc. dated September 9, 1996, and we agree with the statements contained therein insofar as they relate to our firm.


                              Very truly yours,


                              /s/ Rachlin Cohen & Holtz
                              -------------------------
                              Certified Public Accountants

Miami, Florida
October 28, 1996

                               DUANE V. MIDGLEY
                          Certified Public Accountant
                                4351 Lynne Lane
                           Salt Lake City, UT 84124

                                   --------
                                 (801) 277-368


                                              October 24, 1996

Securities and Exchange Commission
Washington, D. C. 20549


          I have read the revised Item 4, Changes in Registrant's Certifying Accountants in Form 8-K/A regarding changes in certifying accountants. I agree with the statements contained therein insofar as they relate to me.



                                       Very truly yours


                                       /s/ Duane V. Midgley
                                       --------------------
                                       Duane V. Midgley
                                       Certified Public Accountant